Exhibit 99.2

News Release

For more information, contact:

Name: McCall Butler

AT&T Corporate and Financial Communications

Phone: 470-773-5704

Email: mb8191@att.com

For holders of notes, contact:

Global Bondholder Services Corporation

Phone: (866) 470-3900 (toll free)

  (212) 430-3774 (collect)

AT&T INC. ANNOUNCES PRICING OF ITS CAPPED TENDER OFFERS

Dallas, Texas, August 10, 2020 — AT&T Inc. (NYSE: T) (“AT&T”) announced today the pricing of its offers to purchase for cash three series of outstanding notes listed in the table below issued by AT&T. The tender offers described herein are being made on the terms and conditions set forth in the Offer to Purchase, dated July 27, 2020 (the “Offer to Purchase,” where such tender offers are described as the “Capped Tender Offers”).

The table below sets forth the total consideration for each series of the notes listed below, as described in the Offer to Purchase.

Title of Notes	Issuer	Principal Amount Outstanding	CUSIP Number	Early Tender Premium	Reference U.S. Treasury Security	Bloomberg Reference Page	Reference Yield	Fixed Spread (Basis Points)	Total Consideration(1)
Floating Rate Global Notes due 2021 (July)	AT&T Inc.	$1,500,000,000	00206RDV1	$30	N/A	N/A	N/A	N/A	$1,008.75
Floating Rate Global Notes due 2024	AT&T Inc.	$3,750,000,000	00206RGD8	$30	N/A	N/A	N/A	N/A	$1,020.00
3.400% Global Notes due 2025*	AT&T Inc.	$5,000,000,000	00206RCN0	$30	0.250% due June 30, 2025	PX1	0.216%	50	$1,118.86

(1)

Per $1,000 principal amount of notes validly tendered, and not validly withdrawn, and accepted for purchase, at or prior to the expiration date for the tender offers; excludes the accrued coupon payment (as set forth in the Offer to Purchase) and assumes an early settlement date of August 12, 2020 for such series of notes.

*

Denotes a series of notes for which the calculation of the applicable total consideration has been performed using the value of such notes as determined at the applicable price determination time (as set forth in the Offer to Purchase) as if the principal amount of such notes had been due on the applicable par call date.

The maximum aggregate principal amount of AT&T’s Floating Rate Global Notes due 2021 (July) that will be accepted is $1,214,359,000, the maximum aggregate principal amount of AT&T’s Floating Rate Global Notes due 2024 that will be accepted is $2,134,873,000, and the maximum aggregate principal amount of AT&T’s 3.400% Global Notes due 2025 that will be accepted is $2,675,326,000 (collectively, the “Maximum Tender Amounts”). AT&T is offering to purchase, up to such Maximum Tender Amounts, the notes specified in the table above from the holders of any such notes. AT&T reserves the right, subject to applicable law, to further increase or to decrease any or all of the Maximum Tender Amounts.

Only holders of notes who validly tendered their notes at or before 5:00 p.m., New York City time, on the early tender deadline of August 7, 2020, who did not validly withdraw their tenders and whose notes were accepted for purchase, will receive the applicable early tender premium set forth in the table above.

As of the early tender deadline, the Maximum Tender Amounts of each series of notes was met. As such, no additional notes tendered after the early tender deadline will be accepted.

Holders will also receive accrued and unpaid interest on the notes accepted for purchase from the last interest payment date for such notes to, but not including, the date AT&T makes payment for such notes, which is anticipated to be August 12, 2020, with respect to notes that were validly tendered and were not properly withdrawn at or prior to the early tender deadline.

The offers will expire at 11:59 p.m., New York City time, on August 21, 2020. The withdrawal deadline occurred at 5:00 p.m., New York City time, on August 7, 2020.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The tender offers described herein are being made solely by the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law.

Neither the communication of this press release, the Offer to Purchase or any other offer materials relating to the tender offers is being made, and such documents and/or materials have not been approved by an authorized person for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”). Accordingly, this press release, the Offer to Purchase and such documents and/or materials are not being distributed to, and must not be passed on to persons in the United Kingdom other than (a) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (b) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (such persons together being “relevant persons”). This press release and the Offer to Purchase are only available to relevant persons and the transactions contemplated herein will be available only to, or engaged in only with relevant persons, and must not be relied or acted upon by persons other than relevant persons.

Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as the Joint-Lead Dealer Managers for the tender offers. For additional information regarding the terms of the offers, please contact Deutsche Bank Securities Inc. at (866) 627-0391 (toll free) or (212) 250-2955 (collect), Goldman Sachs & Co. LLC at (212) 902-6351 (collect) or by email at GS-LM-NYC@gs.com, J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3424 (collect) or Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Global Bondholder Services Corporation is acting as the tender agent and information agent for the tender offers. Questions or requests for assistance related to the tender offers or for additional copies of the Offer to Purchase may be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offers. The Offer to Purchase can be accessed at the following link: https://gbsc-usa.com/registration/att.

###

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and the Offer to Purchase related to the tender offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.